                                                                    EXHIBIT 23.5

                  NEW FUTECH OFFICER'S AND DIRECTOR'S CONSENTS
                     TO BE NAMED IN REGISTRATION STATEMENT

Dear Gentlemen:

     I acknowledge that Futech Interactive Products, Inc., a Delaware corporation, has filed a Form S-4 Registration Statement under the Securities Act of 1933 on June 6, 1999 (Registration Nos. 333-80131 and 333-80131) (the "Registration Statement"), as subsequently amended. I hereby consent to to be named as a future officer of New Futech in the Registration Statement and any subsequent pre-effective amendments to the Registration Statement.



                                                  /s/ Joseph K. Petter
                                                  ------------------------------
                                                  Joseph K. Petter,
                                                  Chief Operating Officer